Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of the 15th day of March, 2018 by and between LDRV HOLDINGS CORP., a Delaware corporation, LAZYDAYS RV AMERICA, LLC, a Delaware limited liability company, LAZYDAYS RV DISCOUNT, LLC, a Delaware limited liability company and LAZYDAYS MILE HI RV, LLC, a Delaware limited liability company, (collectively, the “Borrowers”), LAZYDAYS HOLDINGS INC., a Delaware corporation, LAZY DAYS’ R.V. CENTER, INC., a Delaware corporation, LAZYDAYS RV AMERICA, LLC, a Delaware limited liability company and LAZYDAYS LAND HOLDINGS, LLC, a Delaware limited liability company (collectively, the “Guarantors”); and MANUFACTURERS AND TRADERS TRUST COMPANY, in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement of even date herewith (as amended, modified, or restated from time to time, the “Credit Agreement”) by and among the Borrowers, the Administrative Agent, the “Lenders” and the “Issuing Bank” that are parties thereto. Hereafter, the Guarantors and the Borrowers (together with any entities that become signatories hereto in accordance with Section 7.04 of this Agreement) are each individually referred to herein as an “Obligor” and collectively referred to as the “Obligors” and the Administrative Agent, the Lenders and the Issuing Bank are collectively referred to as the “Credit Parties.”

RECITALS

The Lenders have agreed to provide various credit accommodations to the Borrowers in accordance with the terms of the Credit Agreement.

It is a condition precedent to the obligations of the Lenders to provide the credit accommodations that each Obligor execute and deliver this Agreement.

The Obligors wish to fulfill such condition precedent and are executing and delivering this Agreement to the Administrative Agent in order to induce the Lenders to provide the requested credit accommodations.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. All defined terms used in this Agreement shall be capitalized. The singular use of any defined term includes the plural and the plural use includes the singular. Terms not otherwise defined herein shall have the definitions provided to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Accession,” “Account,” “Account Debtor,” “As-Extracted Collateral,” “Chattel Paper” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contract,” “Consumer Goods,” “Control,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Farm Products,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-Of-Credit Right,” “Manufactured Homes,” “Payment Intangible,” “Proceeds,” “Promissory Notes,” “Record,” “Securities Account,” “Securities Intermediary,” “Security Entitlement,” “Software,” “Supporting Obligations,” and “Tangible Chattel Paper” have the same respective meanings as are given to those terms in the Uniform Commercial Code.

“Assigned Agreements” means collectively all agreements, leases, licenses, tax sharing agreements, Swap Agreements and other contracts of an Obligor which are material or necessary to the business, operations, or finances of such Obligor, that are entered into by an Obligor from time to time including without limitation (a) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreement, (b) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreement, (c) claims of an Obligor for damages arising out of or for breach of or default under an Assigned Agreement, and (d) the rights of an Obligor to terminate an Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Collateral” means collectively all of the tangible and intangible assets of an Obligor, wherever located, whether now owned or hereafter acquired by such Obligor, together with all substitutions therefor, and all replacements and renewals thereof, and all Accessions and additions relating thereto, including but not limited to the following tangible and intangible assets of each of the Obligors: (a) Accounts, (b) Assigned Agreements, (c) Chattel Paper (including Tangible Chattel Paper, Electronic Chattel Paper, or a hybrid thereof), (d) Commercial Tort Claims, (e) Commodity Accounts, (f) Commodity Contracts, (g) Deposit Accounts, (h) Documents, including certificates of title or ownership, manufacturer statements of origin, certificates of origin, warehouse receipts, bills of lading, and other documents of title, in each case with respect to Vehicles and Units , (i) Equipment, (j) Fixtures, (k) General Intangibles, including Patents, Trademarks, and Copyrights, internet domain names and registration rights thereto, internet websites and the content thereof, Contracts in Transit, and all goodwill, going concern value, market share, public or private economic value, or any other rights and benefits attributable to any Obligor or any business of any Obligor, (l) Goods, (m) Instruments, (n) Intellectual Property, (o) Inventory (including Vehicles and Units), including returned, rejected, or repossessed Inventory, rights of reclamation and stoppage in transit with respect to Inventory, and whether such Inventory is in the constructive, actual or exclusive occupancy or possession of an Obligor or of a third party for an Obligor’s benefit, (p) Investment Property (excluding Excluded Stock), (q) Letter-Of-Credit Rights, (r) Payment Intangibles, (s) Pledged Debt, (t) Promissory Notes, (u) Software, (v) all Supporting Obligations, (w) without limitation to any of the foregoing, all Manufacturer Credits and Equity Balances, and (x) all Records relating or pertaining to any of the foregoing, and all Proceeds and products thereof, including any Proceeds from the sale or Disposition of any contract, Assigned Agreement, any agreement with any Manufacturer, any franchise or franchise agreement, license or other General Intangible, regardless of any limitation upon any Lien on any such contract, agreement, franchise, license, General Intangible, or limitation on the assignability of same.

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“Contracts In Transit” means any right of any Obligor in (i) contracts in transit relating to any Inventory that is a Vehicle or Unit (including any Vehicle or Unit that has been sold, leased or otherwise disposed of by such Obligor), (ii) any written or oral agreement of any finance company or other Person to provide financing for, or to pay all or any portion of the purchase price of any such Vehicle or Unit Inventory (including any Vehicle or Unit Inventory that has been sold, leased or otherwise disposed of by such Obligor) or (iii) any amount to be received under such contracts or agreements.

“Copyrights” means collectively all right, title and interest of an Obligor, whether now owned or existing or hereafter acquired or arising, in and to all copyrights, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, and all applications for any of the foregoing, including, without limitation, registrations, recordings and applications in the United States Copyright Office, together with (a) all goodwill of the business to which any of the foregoing relates, (b) all renewals thereof, (c) all present and future rights of the Obligor under all present and future license agreements relating to any of the foregoing, whether the Obligor is licensee or licensor thereunder, (d) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (e) all present and future claims, cause of action and rights to sue for past, present or future infringements thereof, (f) all rights to (i) reproduce the copyrighted works, (ii) produce derivative works based on the copyrighted works, (iii) distribute copies of the copyrighted works for sale or other transfer of ownership or by rental, lease or lending, and (iv) display the copyrighted works publicly, and (g) all rights corresponding thereto throughout the world.

“Governing State” means the State of New York.

“Government Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Intellectual Property” means collectively all of each Obligor’s Copyrights, Patents, and Trademarks, trade secrets, trade secret rights, know-how, customer lists, processes of production, confidential business information, techniques, formulas, and all other proprietary information.

“Manufacturer Credits” means collectively all rights of any of the Obligors to any price protection, rebates, discounts, credits, factory holdbacks, incentive payments, and other amounts which at anytime are due to any of the Obligors from a Manufacturer or other vendor or supplier.

“Patents” means collectively all right, title and interest of an Obligor, whether now owned or existing or hereafter acquired or arising, in, to, under or by virtue of all patents and patent applications granted by or pending in the United States Patent and Trademark Office in the name of the Pledgor, including, without limitation, all of the inventions and improvements described or claimed therein, together with (a) any reissues, divisions, continuations, continuations-in-part, certificates of re-examination and extensions thereof, (b) all present and future rights of the Obligor under all present and future license agreements relating thereto, whether the Obligor is licensee or licensor thereunder, (c) all income, royalties, damages and payments now or hereafter due or payable to the Obligor thereunder or with respect thereto, including without limitation, damages and payments for past, present or future infringements thereof, (d) all present and future claims, causes of action, and rights to sue for past, present or future infringements thereof, (e) all General Intangibles, Proceeds and products related thereto, and (f) all rights corresponding thereto throughout the world.

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“Pledged Debt” means any Indebtedness for borrowed money from time to time owed to an Obligor, including without limitation the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Secured Obligations” means collectively (a) all of the Obligations (including without limitation all Loans (and the repayment of all principal and accrued interest thereunder) and all Swap Obligations and all L/C Obligations), (b) all duties and obligations of payment or performance of any Guarantor under or arising from any Guaranty Agreements, (c) all obligations with respect to Bank Products, and (d) all reasonable expenses and charges, legal and otherwise, incurred by any Secured Party in collecting or enforcing any of the foregoing, or in realizing upon or protecting any security thereof, including without limitation, the security granted pursuant to this Agreement.

“Secured Parties” means collectively the Credit Parties, the Swap Providers, and any Person that refinances the Loans, the Letters of Credit, the L/C Obligations or Swap Obligations together with their successors and assigns as permitted by the terms of the Credit Documents.

“Swap Provider” means collectively any Credit Party or Affiliate of a Credit Party (regardless of whether such Swap Provider ceases to be a Credit Party or Affiliate of a Credit Party after such Swap Agreement is entered into) that has entered into or subsequently enters into a Swap Agreement from time to time with a Loan Party for Swaps with respect to the Loans, the Letters of Credit, or any of the other Obligations, but excluding, for the avoidance of doubt, any Swap Agreement entered into by a Credit Party or its Affiliates after its Commitments have been fully cancelled in accordance with the terms of the Credit Agreement or after it has assigned all of its rights under the credit facilities established by the Credit Agreement. The term Swap Provider does not include any person other than a Credit Party or an Affiliate of a Credit Party.

“Trademarks” means collectively all right, title and interest of an Obligor, whether now owned or existing or hereafter acquired or arising, in, to, under and by virtue of all trademarks, trade names, corporate names, partnership names, company names, business names, fictitious business names, trade styles, service marks, package or product designs, trade dress, logos, other source of business identifiers, and prints and labels on which any of the foregoing have appeared or appear, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, and all applications for any of the foregoing, including without limitation, registrations, recordings and applications in the United States Patent and Trademark Office, together with (a) all renewals thereof, (b) all intellectual property of the Obligor and goodwill of the business to which any of the foregoing relates, (c) all present and future rights of the Obligor under all present and future license agreements relating to any of the foregoing, whether the Obligor is licensee or licensor thereunder, (d) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (e) all present and future claims, causes of action and rights to sue for past, present or future infringements thereof, (f) all General Intangibles, Proceeds and products related thereto, and (g) all rights corresponding thereto throughout the world.

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“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as adopted and in effect from time to time in the Governing State.

“Units” means Inventory of the Borrowers consisting of recreational vehicles and/or towables sold or leased by the Borrowers in the ordinary course of their businesses.

“Vehicle” means Inventory of the Borrowers consisting of automobiles or trucks (other than a recreational vehicle or towable), approved for highway use by any state of the United States.

ARTICLE 2

SECURITY INTERESTS

Section 2.01. Grant of Security Interests. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the Collateral, whether now owned or existing or arising or acquired hereafter.

Section 2.02. Exclusions From Collateral And Security Interests. Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, and no Obligor is pledging, nor granting a security interest in this Agreement in, any of such Obligor’s right, title or interest in any license, contract, franchise agreement or other agreement to which such Obligor is a party as of the date hereof or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement on the date hereof result in a breach of the terms of, or constitute a default under, such license, contract, franchise or agreement (other than to the extent that the other party to any such contract, franchise or agreement has consented to the security interest to the Administrative Agent or to the extent that any such term has been waived, or would be rendered ineffective by the operation of Sections 9-406, 9-407, 9-408, 9-409 of the UCC or any other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable Laws (including the Bankruptcy Code) or principles of equity); provided, that (a) immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include and such Obligor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (b) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interest in and liens upon any rights or interests of an Obligor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement. The granting by the Obligors of security interests in and to their respective Intellectual Property is not to be construed as an assignment of any Intellectual Property.

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Section 2.03. Continuing Security. The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interests created hereby in the Collateral constitute continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising. Future advances are intended by the parties hereto to be secured by such security interests.

Section 2.04. Priority. Each of the security interests granted by the Obligors in accordance with this Agreement shall be perfected first priority security interests, subject only to any Permitted Encumbrances which either by the prior agreement of the Secured Parties or solely by operation of applicable Laws enjoy a senior priority.

Section 2.05. No Obligations of Secured Parties For Accounts or Assigned Agreements. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, Assigned Agreements and other contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such Assigned Agreements or other contracts or agreements. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto), Assigned Agreement or other contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account, Assigned Agreement or other contract or agreement pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), Assigned Agreement or other contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), Assigned Agreement or other contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 2.06. Collection of Accounts. The Administrative Agent hereby authorizes the Obligors to collect the Accounts; provided, that the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuation of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Obligors (a) shall be promptly (and in any event within one (1) Business Day) deposited by the Obligors in a collateral account maintained under the sole dominion and control of the Administrative Agent for the ratable benefit of the Secured Parties, subject to withdrawal by the Administrative Agent for the ratable accounts of the Secured Parties as provided in Section 5.08 of this Agreement, and (b) until so turned over, shall be held by the Obligors in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of the Obligors.

Section 2.07. Monitoring of Accounts. The Administrative Agent shall have the right, but not the obligation, from time to time to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. Upon the Administrative Agent’s reasonable request and at the reasonable expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

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Section 2.08. Powers of Attorney For Perfection Purposes. Each Obligor hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor any notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Swap Agreement is in effect, and until all of the Commitments shall have been terminated. In the event for any reason the law of any jurisdiction other than the Governing State becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary to preserve, protect and enforce the security interests of the Administrative Agent under the Laws of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).

Section 2.09. License of Intellectual Property. The Obligors hereby assign, transfer and convey to the Administrative Agent, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned or used by any Obligor that relate to the Collateral and any other collateral granted by the Obligors as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable the Administrative Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Administrative Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted without requirement that any monetary payment whatsoever be made to the Obligors.

Section 2.10. Performance of Secured Obligations; Advances by Administrative Agent. On the failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security interest hereof or may be compelled to make by operation of any applicable Laws. All of such sums and amounts so expended shall be repayable by the Obligors promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Agreement, the other Credit Documents or any Swap Agreement. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Swap Agreement is in effect, and until all of the Commitments shall have been terminated:

Section 3.01. Chief Executive Office; Books & Records; Legal Name; State of Formation. As of the Closing Date, each Obligor’s chief executive office and chief place of business are (and, if applicable, for the prior four months has been) located at the locations set forth on the Collateral Information Certificate provided by it to the Administrative Agent, and as of the Closing Date each Obligor keeps its books and records at such locations. As of the Closing Date, each Obligor’s exact legal name is as shown in this Agreement and its state of incorporation or organization is as represented on its Collateral Information Certificate. Except as contemplated by the Credit Agreement, no Obligor has in the four (4) months preceding the Closing Date changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on its Collateral Information Certificate.

Section 3.02. Location of Tangible Collateral. As of the Closing Date, the location of all tangible Collateral owned by each Obligor consisting of personal property is as shown on its respective Collateral Information Certificate provided to the Administrative Agent.

Section 3.03. Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

Section 3.04. Security Interest/Priority. This Agreement creates a valid first priority security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties in the Collateral (subject only to Permitted Encumbrances) of such Obligor and, when properly perfected by filing or the granting of Control to the Administrative Agent, shall constitute a valid first priority, perfected security interest in such Collateral (subject, in the case of Collateral a security interest in which is perfected by filing, to Permitted Encumbrances), to the extent such security interest can be perfected by filing, the granting of Control under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Permitted Encumbrances.

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Section 3.05. Consents. Except for (a) the filing or recording of UCC financing statements, (b) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (c) obtaining Control to perfect the Liens created by this Agreement and/or (d) compliance with the Assignment of Claims Act or comparable state law, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (i) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor or (ii) for the perfection of such security interest or the exercise by the Administrative Agent of the rights and remedies provided for in this Agreement.

Section 3.06. Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).

Section 3.07. Accounts. With respect to the Accounts of the Obligors: (a) the goods sold and/or services furnished giving rise to each Account are not subject to any security interests or Liens except for Permitted Encumbrances, (b) each Account and the Records of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be, (c) each Account arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered) by an Obligor or for services actually rendered (or in the process of being rendered) by an Obligor, which transaction was conducted substantially in the ordinary course of the Obligor’s business and was completed substantially in accordance with the terms of any documents pertaining thereto, (d) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the Control of, the Administrative Agent, (e) the amount of each Account as shown on the applicable Obligor’s books and records, and on all invoices and statements which may be delivered to the Administrative Agent with respect thereto, is due and payable to the applicable Obligor and is not in any way contingent; and (f) the right to receive payment under each Account is assignable except in the case that the account debtor with respect to such Account is a Governmental Authority, to the extent assignment of any such right to payment is prohibited or limited by applicable Laws.

Section 3.08. Inventory. No Inventory of an Obligor is held by a third party (other than an Obligor) pursuant to consignment or similar arrangement.

Section 3.09. Intellectual Property.

(a) Schedule 3.09(a) to this Agreement includes all Copyrights, Patents and Trademarks of all of the Obligors.

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(b) Except as set forth on Schedule 3.09(a), all Intellectual Property of each Obligor listed on Schedule 3.09(a) is valid, subsisting, unexpired, enforceable and has not been abandoned, and each Obligor is legally entitled to use each of its tradenames.

(c) Except as set forth in Schedule 3.09(c) to this Agreement, none of the Intellectual Property of the Obligors is the subject of any licensing or franchise agreement.

(d) No judgment has been rendered by any Governmental Authority which would limit or cancel any Intellectual Property of the Obligors.

(e) No action or proceeding is pending seeking to limit or cancel any Intellectual Property of the Obligors, or which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property.

(f) To the Obligors’ knowledge, all applications pertaining to the Intellectual Property of each Obligor have been duly and properly filed, and all registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued, and all of such Intellectual Property is valid and enforceable.

(g) No Obligor has made any assignment or entered into any agreement in conflict with the security interest of the Administrative Agent in the Intellectual Property of each Obligor hereunder.

Section 3.10. Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to the Obligors’ knowledge, complete, valid, and genuine in all material respects.

Section 3.11. Equipment. With respect to each Obligor’s Equipment: (a) such Obligor has good and marketable title thereto, (b) all such Equipment is in normal operating condition and repair, ordinary wear and tear alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business; and (c) no Equipment used in the conduct of such Obligor’s business is leased, except for non-material items.

ARTICLE 4

COVENANTS

Each Obligor covenants that, so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Swap Agreement is in effect, and until all of the Commitments shall have been terminated, such Obligor shall perform the following covenants:

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Section 4.01. Perfection of Security Interests by Filing, Etc. Each Obligor shall execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary (a) to assure to the Administrative Agent its security interests hereunder are perfected, including (i) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (ii) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 4.1(a)(ii) attached hereto, (iii) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4.1(a)(iii) attached hereto and (iv) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4.1(a)(iv) attached hereto, (b) to consummate the transactions contemplated hereby and (c) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Obligor or that describes the Collateral in some other manner as the Administrative Agent deems necessary or advisable. Each Obligor agrees to mark its books and records to reflect the security interests of the Administrative Agent in the Collateral.

Section 4.02. Perfection of Security Interests by Possession. If (a) any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Tangible Chattel Paper or Supporting Obligation or (b) if any Collateral shall be stored or shipped subject to a Document or (c) if any Collateral shall consist of Investment Property in the form of certificated securities, then the Obligors shall promptly notify the Administrative Agent of the existence of such Collateral and deliver such Instrument, Chattel Paper, Supporting Obligation, Document or Investment Property to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

Section 4.03. Perfection of Security Interests Through Control. If any Collateral shall consist of Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts or uncertificated Investment Property, then the Obligors shall execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or the issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral. In the case of any Collateral consisting of uncertificated Investment Property, not permit such Investment Property to be certificated without the consent of the Administrative Agent.

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Section 4.04. Other Liens. Each Obligor shall defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except for Permitted Encumbrances. Neither the Administrative Agent nor any Secured Party authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

Section 4.05. Preservation of Collateral. Each Obligor (a) shall keep the Collateral in good order, condition and repair in all material respects, ordinary wear and tear excepted and (b) shall not use the Collateral in violation of the provisions of this Agreement or, except to the extent that such violation could not reasonably be expected to have a Material Adverse Change, any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable requirement of applicable Laws, (c) shall not permit any Collateral to be or become a fixture to real property or an accession to other personal property unless the Administrative Agent has a valid, perfected and first priority security interest for the benefit of the Secured Party in such real or personal property; and (d) shall not, without the prior written consent of the Administrative Agent, intentionally alter or remove any permanent identifying symbol or number on its Equipment, other than in the ordinary course of business.

Section 4.06. Changes in Structure or Location. No Obligor shall, without the providing of fifteen (15) days prior written notice to the Administrative Agent and without filing (or confirming that the Administrative Agent has filed) such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, (a) alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (b) change its state of incorporation or organization, or (c) change its registered legal name.

Section 4.07. Inspection. Each Obligor shall allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 5.13 of the Credit Agreement.

Section 4.08. Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor, the Obligor shall (a) notify the Administrative Agent of such possession, (b) notify such Person of the Administrative Agent’s security interest for the benefit of the Lenders in such Collateral, (c) instruct such Person to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions and (d) obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

Section 4.09. Treatment of Accounts. The Obligors shall (a) not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business and (b) maintain at their principal places of business a record of Accounts consistent with customary business practices.

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Section 4.10. Covenants Relating to Inventory. Each Obligor shall: (a) maintain, keep and preserve its Inventory in accordance with the terms of the Credit Agreement, (b) comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory, and (c) if any of the Inventory is at any time evidenced by a document of title, promptly notify the Administrative Agent thereof and, upon the request of the Administrative Agent, deliver such document of title to the Administrative Agent.

Section 4.11. Covenants Relating to Copyrights. Each Obligor shall: (a) employ the Copyright for each material work with such notice of copyright as may be required by law to secure copyright protection, (b) not do any act or knowingly omit to do any act whereby any Copyright may become invalidated, (c) not do any act, or knowingly omit to do any act, whereby any Copyright may become injected into the public domain, (d) notify the Administrative Agent immediately if it knows, or has reason to know, that any Copyright could reasonably be expected to become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) regarding an Obligor’s ownership of any such Copyright or its validity, (e) take all reasonably necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by an Obligor including, without limitation, filing of applications for renewal where necessary, (f) promptly notify the Administrative Agent of any material infringement of any Copyright of an Obligor of which it becomes aware and, to the extent such Obligor reasonably deems material to or economically desirable in the operation of such Obligor’s business, take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement, and (g) not make any assignment or agreement in conflict with the security interests in the Copyrights of each Obligor established hereunder.

Section 4.12. Covenants Relating to Patents and Trademarks. Each Obligor shall: (a) (i) continue to use each Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, (b) not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated, (c) promptly notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding an Obligor’s ownership of any such Patent or Trademark or its right to register the same or to keep, maintain and use the same, (d) whenever an Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Administrative Agent and the Secured Parties within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, an Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in any Patent or Trademark and the goodwill and General Intangibles of such Obligor relating thereto or represented thereby, (e) take all reasonably necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, (f) promptly notify the Administrative Agent and the Secured Parties after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and, to the extent such Obligor reasonably deems material to or economically desirable in the operation of such Obligor’s business, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, and (g) not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of any Obligor hereunder.

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Section 4.13. New Patents, Copyrights and Trademarks. Each Obligor shall promptly provide the Administrative Agent with (a) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (b) (i) with respect to Copyrights, a duly executed Notice of Grant of Security Interest in Copyrights, (ii) with respect to Patents, a duly executed Notice of Grant of Security Interest in Patents, (iii) with respect to Trademarks, a duly executed Notice of Grant of Security Interest in Trademarks or (iv) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest of the Administrative Agent on behalf of the Secured Parties in the Copyright, Patent or Trademark which is the subject of such new application.

Section 4.14. Licensing of Intellectual Property. No Obligor shall license or assign any of its Intellectual Property without the prior written consent of the Administrative Agent, other than licenses to other Obligors.

Section 4.15. Commercial Tort Claims; Notice of Litigation. Each Obligor shall: (a) promptly forward to the Administrative Agent written notification of any and all Commercial Tort Claims of such Obligors, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor or any of its Subsidiaries, and (b) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by Law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Administrative Agent’s security interests in any Commercial Tort Claims.

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Section 4.16. Status of Collateral as Personal Property. Each Obligor shall at all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture, unless the real property to which the Collateral is to be affixed is owned by an Obligor and the Administrative Agent has a first priority perfected lien on such real property.

Section 4.17. Regulatory Approvals. Each Obligor shall promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law to acquire any Governmental Approvals or the consent, approval, registration, qualification or authorization of any other Person deemed necessary for the effective exercise of any of the rights under this Agreement. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Obligor shall take any reasonable action which the Administrative Agent may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each Government Approval of such Obligor. To enforce the provisions of this subsection, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Obligor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed, and, if such Obligor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, such Obligor shall further use its reasonable best efforts to assist in obtaining Governmental Approvals, if required, for any action or transaction contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the Governmental Authority of such Obligor’s portion of any necessary application for the approval of the transfer or assignment of any portion of the assets (including any Governmental Approval) of such Obligor. Because each Obligor agrees that the Administrative Agent’s remedy at law for failure of such Obligor to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, such Obligor agrees that the covenants contained in this Section may be specifically enforced, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 4.18. Insurance. Each Obligor shall insure, repair and replace the Collateral of such Obligor in a manner consistent with the requirements of the Credit Agreement. All proceeds derived from insurance on the Collateral shall be subject to the security interests of the Administrative Agent hereunder for the ratable benefit of the Secured Parties.

Section 4.19. Covenants Relating to the Assigned Agreements.

(a) Each Obligor shall, at its expense, (i) furnish to the Administrative Agent copies of all material notices, requests and other documents received by such Obligor under or pursuant to the Assigned Agreements, and such other material information and reports regarding the Assigned Agreements and (ii) upon the reasonable request of the Administrative Agent, make to any other party to any Assigned Agreement such demands and requests for information and reports or for action as an Obligor is entitled to make thereunder.

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(b) Without the prior written consent of the Required Lenders, no Obligor shall (i) cancel or terminate any Assigned Agreement of such Obligor or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify, in any material respect, any Assigned Agreement of such Obligor or give any consent, waiver or approval thereunder; (iii) waive any default under or breach of any Assigned Agreement of such Obligor; or (iv) take any other action in connection with any Assigned Agreement of such Obligor, in each case which would materially impair the value of the interest or rights of such Obligor thereunder or which would materially impair the interests or rights of the Administrative Agent.

ARTICLE 5

REMEDIES

Section 5.01. General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Lenders shall have, in addition to the rights and remedies provided herein, in the Credit Documents, in any Swap Agreement or by applicable Laws (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (a) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (b) dispose of any Collateral on any such premises, (c) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (d) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (e) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Neither the Administrative Agent’s compliance with any applicable Laws in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. Each of the Obligors agrees that the repurchase of inventory by a Manufacturer pursuant to a repurchase agreement with the Administrative Agent shall be a commercially reasonable method of disposition, and that any sale of Inventory by the Administrative Agent on behalf of the Secured Parties under a Repurchase Agreement or the like shall not be deemed to be a transfer subject to UCC §9-618 or any similar provision of any other applicable law, and each of the Obligors waives any provision of such laws to that effect. In addition to all other sums due the Administrative Agent and the Secured Parties with respect to the Secured Obligations, the Obligors shall pay the Administrative Agent and each of the Secured Parties all reasonable and actual documented costs and expenses incurred by the Administrative Agent or any such Secured Party, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Secured Parties or the Obligors concerning any matter arising out of or connected with this Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Obligors in accordance with the notice provisions of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Secured Parties shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Laws, the Administrative Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the other Secured Parties may further postpone such sale by announcement made at such time and place.

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Section 5.02. Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, the Administrative Agent shall have the right to enforce any Obligor’s rights against any Account Debtors on such Obligor’s Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions of this Section shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. To the extent required by the Administrative Agent, each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law (including the Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority. The Administrative Agent and the other Secured Parties shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative Agent and the Secured Parties and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Secured Parties (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

Section 5.03. Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interests of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

Section 5.04. Nonexclusive Nature of Remedies. The failure by the Administrative Agent or the Lenders to exercise any right, remedy or option under this Agreement, any other Credit Document, any Swap Agreement or as provided by applicable Laws, or any delay by the Administrative Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. Without limitation to the forgoing, each of the Obligors acknowledges that it is not a beneficiary of, has no right to require the Administrative Agent or any other Secured Party to enforce, any Repurchase Agreement. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the other Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the other Secured Parties, nor any party acting as attorney for the Administrative Agent or the other Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the other Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the other Secured Parties may have.

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Section 5.05. Retention of Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of the applicable Laws of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

Section 5.06. Deficiency. In the event that the proceeds of any sale, collection or realization (including but not limited to repurchase by a Manufacturer) are insufficient to pay all amounts to which the Administrative Agent or the other Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the reasonable and actual costs of collection and the reasonable fees of any attorneys employed by the Administrative Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

Section 5.07. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Administrative Agent’s rights or the Secured Obligations under this Agreement, under any other of the Credit Documents or under any Swap Agreement.

Section 5.08. Application of Proceeds. After the occurrence of an Event of Default (or after the Commitments shall automatically terminate prior to the time of their natural expiration and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), any proceeds of the Collateral, when received by the Administrative Agent, any of the Lenders or any Swap Provider in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.06 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

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ARTICLE 6

RIGHTS OF THE AGENT

Section 6.01. Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

Section 6.01.1. To demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Administrative Agent may reasonably determine in respect of such Collateral,

Section 6.01.2. To commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof,

Section 6.01.3. To defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate,

Section 6.01.4. To receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor,

Section 6.01.5. To sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes,

Section 6.01.6. To adjust and settle claims under any insurance policy relating to the Collateral,

Section 6.01.7. To execute and deliver and/or file all assignments, conveyances, statements, agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

Section 6.01.8. To institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

Section 6.01.9. To execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Administrative Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an Obligor where the account debtor is a Governmental Authority; and

Section 6.01.10. To do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary in connection with the Collateral.

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This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Swap Agreement is in effect, and until all of the Commitments shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

Section 6.02. Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Collateral or any portion thereof to a successor Administrative Agent, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

Section 6.03. The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent and the other Secured Parties shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral in accordance with this Agreement, the Administrative Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

Section 6.04. Administrative Agent to Hold Liens. The Administrative Agent has been appointed by the Lenders and the Issuing Bank, pursuant to Section 9.07 of the Credit Agreement, and by the Swap Providers, by their acceptance of the benefits of this Agreement, to hold the Liens in and to the Collateral as their administrative agent. The Obligors acknowledge and agree that the Administrative Agent may hold all Liens in the Collateral granted hereunder or otherwise under any of the Credit Documents as agent for all of the Secured Parties, whether by filing, or by possession or Control of the Collateral or otherwise, and that all documents, agreements and filings in the public record need not reference the Secured Parties but may instead name and refer only to the Administrative Agent in its capacity as such.

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ARTICLE 7

MISCELLANEOUS PROVISIONS

Section 7.01. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable and actual documented costs and expenses of the Administrative Agent and the other Secured Parties, all of which costs and expenses shall constitute Secured Obligations hereunder.

Section 7.02. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Credit Documents pursuant to the stated terms thereof) remain outstanding, any Credit Document or Swap Agreement is in effect, and until all of the Commitments shall have been terminated. Upon such payment and termination, this Agreement shall be automatically terminated and the Administrative Agent and the Lenders shall, upon the request and at the expense of the Obligors, forthwith (a) release all of the Liens and security interests granted hereunder, (b) authorize the filing of all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination and (c) return all Collateral in the possession of any Secured Party to the owner thereof. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.

Section 7.03. Reinstatement Rights. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable and actual costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any other Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

Section 7.04. Additional Obligors. The initial Obligors hereunder shall be the Borrowers and the Guarantors that are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Persons may become Obligors by executing a Counterpart in form and substance as Exhibit 7.04. Upon delivery of any such Counterpart to the Administrative Agent, notice of which is hereby waived by the other Obligors, each such Person shall be an Obligor and shall be as fully a party hereto as if such Person were an original signatory hereto. Each Obligor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Obligor hereunder, nor by any election of the Secured Parties not to cause any Domestic Subsidiary of any of the Borrowers to become a Guarantor or an Obligor. This Agreement shall be fully effective as to any Obligor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be an Obligor hereunder.

21

Section 7.05. Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement.

Section 7.06. Successors in Interest. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the other Secured Parties, to the benefit of the Administrative Agent and the other Secured Parties and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of the Lenders or the Required Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent and each other Secured Party, each of their respective officers, employees, agents and counsel and each of their respective successors and assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such Secured Party or their respective officers, employees, agents or counsel, in each case as determined by a court of competent jurisdiction.

Section 7.07. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.10 of the Credit Agreement.

Section 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 7.09. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Agreement.

Section 7.10. Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE GOVERNING STATE.

Section 7.11. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 7.12. Entirety. This Agreement, the other Credit Documents and the Swap Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Agreement, the other Credit Documents, the Swap Agreements or the transactions contemplated herein and therein.

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Section 7.13. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Agreement, the other Credit Documents and the Swap Agreements, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

Section 7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SECURED OBLIGATIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signatures begin on following page]

23

Borrowers’ Signature Page To Security Agreement:

BORROWERS:

WITNESS/ATTEST:	LDRV HOLDINGS CORP.,
a Delaware corporation

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

LAZYDAYS RV AMERICA, LLC,
a Delaware limited liability company

	By:	LDRV Holdings Corp.,
a Delaware corporation,
Its Manager

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

LAZYDAYS RV DISCOUNT, LLC,
a Delaware limited liability company

	By:	LDRV Holdings Corp.,
a Delaware corporation,
Its Manager

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

LAZYDAYS MILE HI RV, LLC,
a Delaware limited liability company

	By:	LDRV Holdings Corp.,
a Delaware corporation,
Its Manager

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

[Signatures Continue on Following Page]

Guarantors’ Signature Page To Security Agreement:

GUARANTORS:

WITNESS/ATTEST:	LAZYDAYS HOLDINGS, INC,
a Delaware corporation

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

LAZY DAYS’ R.V. CENTER, INC.,
a Delaware corporation

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

LAZYDAYS LAND HOLDINGS, LLC,
a Delaware limited liability company

	By:	LDRV Holdings Corp.,
a Delaware corporation,
Its Manager

	By:	/s/ Maura L. Berney
Maura L. Berney,
Chief Financial Officer

[Signatures Continue on Following Page]

Administrative Agent’s Signature Page To Security Agreement:

Accepted and agreed to as of the date first above written.

MANUFACTURERS AND TRADERS TRUST
COMPANY, as Administrative Agent

By:	/s/ Brendan Kelly
Brendan Kelly,
Vice President

SCHEDULE 3.09(a)

Schedule of Copyrights, Patents and Trademarks of Obligors

TRADEMARKS

Description of Trademark	Application Number	Date of Application	Registration Number	Date of Registration
LAZY DAYS RV SUPERCENTER	75-308,980	6/16/1997	2,275,234	12/6/2008
TIRE RE*NU	75-838,448	11/2/1999	2,410,507	12/17/2010
TIRE RE-NU	75-876,388	12/20/1999	2,426,725	2/9/2011
CROWNCLUB	76-197,618	1/22/2001	2,727,766	6/20/2013
IF YOU LOVE RVING, THIS IS HOME	77-853,083	10/20/2009	3,802,741	3/24/2016
LAZYDAYS RV CAMPGROUND	77-863,161	11/2/2009	3,806,800	3/10/2016
LAZYDAYS	78-761,502	11/28/2005	3,162,437	1/5/2017
BETTERRVING	85-192,242	12/7/2010	4,095,406	2/7/2012
EXIT 10	85-311,947	5/4/2011	4,195,595	8/21/2012
LAZYDAYS THE RV AUTHORITY	86-058,812	9/9/2013	4,791,191	8/11/2015
LAZYDAYS AMERICA’S RV DESTINATION	86-433,802	10/24/2014	4,894,235	2/2/2016
LAZYDAYS RV ACCESSORIES & MORE	87-049,764	5/25/2016	5,244,134	7/18/2017
LAZYDAYS	87-049,827	5/25/2016	5,258,823	8/8/2017

TRADEMARK APPLICATIONS

Description of Trademark	Application Number	Date of Application
EXPERIENCE MORE	87/626924	9/28/2017
LAZYDAYS	87/635454	10/5/2017
LAZYDAYSRV EXPERIENCE MORE UP TO $7,000 MORE* IN BENEFITS*	87/626950	9/28/2017
LAZYDAYS RV TRADESMART	87/635389	10/5/2017

COPYRIGHTS

Copyright No.	Description (Title) of Copyright	Date of Copyright

PA0001650793	Driver Confidence Course DVD.	09/11/2009
PA0001645819v	Driver Confidence Course Script	09/14/2009
TXu000305205	Lazydays accounting system	11/18/1987
TXu001575486	Lazydays Driver Confidence Course – Class A	09/11/2007

EXHIBIT 4.1(a)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of March 15, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the “Administrative Agent”) for the “Secured Parties” referenced therein, whose address is located at One Fountain Plaza, 12th Floor, Buffalo, New York 14203, Attention: Brendan Kelly, Vice President, the undersigned Obligor has granted a continuing security interest in and continuing lien upon, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in and to, the copyrights and copyright applications shown below:

COPYRIGHTS

Copyright No.	Description (Title) of Copyright	Date of Copyright

COPYRIGHT APPLICATIONS

Copyright Application No.	Description of Copyright Applied For	Date of Copyright Application

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement, (ii) is not to be construed as an assignment of any copyright or copyright application, and (iii) the rights and remedies of the Secured Parties with respect thereto are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

This Notice may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Notice to produce or account for more than one such counterpart.

Very truly yours,

[Obligor]

By:
Name:
Title:

Address:

Acknowledged and Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 4.1(a)(iii)

Form of

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of March 15, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the “Administrative Agent”) for the “Secured Parties” referenced therein, whose address is located at One Fountain Plaza, 12th Floor, Buffalo, New York 14203, Attention: Brendan Kelly, Vice President, the undersigned Obligor has granted a continuing security interest in and continuing lien upon, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in and to, the patents and patent applications shown below:

PATENTS

Patent No.	Description of Patent	Date of Patent

PATENT APPLICATIONS

Patent Application No.	Description of Patent Applied For	Date of Patent Application

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement, (ii) is not to be construed as an assignment of any patent or patent application, and (iii) the rights and remedies of the Secured Parties with respect thereto are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

This Notice may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Notice to produce or account for more than one such counterpart.

Very truly yours,

[Obligor]

By:
Name:
Title:

Address:

Acknowledged and Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 4.1(a)(iv)

Form of

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of March 15, 2018 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors thereto (each an “Obligor” and collectively, the “Obligors”) and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the “Administrative Agent”) for the “Secured Parties” referenced therein, whose address is located at One Fountain Plaza, 12th Floor, Buffalo, New York 14203, Attention: Brendan Kelly, Vice President, the undersigned Obligor has granted a continuing security interest in and continuing lien upon, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in and to, the trademarks and trademark applications shown below:

TRADEMARKS

Description of Trademark	Application No.	Date of Application	Registration No.	Date of Registration

TRADEMARK APPLICATIONS

Description of Trademark	Application No.	Date of Application

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement, (ii) is not to be construed as an assignment of any trademark or trademark application, and (iii) the rights and remedies of the Secured Parties with respect thereto are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

This Notice may be executed in any number of counterparts, each of which were so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Notice to produce or account for more than one such counterpart.

Very truly yours,

[Obligor]

By:
Name:
Title:

Address:

Acknowledged and Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 7.04 TO

SECURITY AGREEMENT

[FORM OF] COUNTERPART

COUNTERPART (this “Counterpart”), dated as of [________], 20[__], is delivered pursuant to Section 7.04 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of March 15, 2018 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time being the “Security Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among LDRV HOLDINGS CORP., a Delaware corporation, LAZYDAYS RV AMERICA, LLC, a Delaware limited liability company, LAZYDAYS RV DISCOUNT, LLC, a Delaware limited liability company and LAZYDAYS MILE HI RV, LLC, a Delaware limited liability company, LAZYDAYS HOLDINGS INC., a Delaware corporation, LAZY DAYS’ R.V. CENTER, INC., a Delaware corporation, and LAZYDAYS LAND HOLDINGS, LLC, a Delaware limited liability company and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent. The undersigned by executing and delivering this Counterpart hereby becomes an Obligor under the Security Agreement in accordance with Section 7.04 thereof and agrees to be bound by all of the terms thereof. Without limiting the generality of the foregoing, the undersigned hereby:

(i) authorizes the Administrative Agent to add the information set forth on the Schedules to this Counterpart to the correlative Schedules attached to the Security Agreement;1

(ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations and hereby grants a security interest therein to the Administrative Agent for the ratable benefit of the Secured Parties in order to secure the Secured Obligations; and

(iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

[NAME OF ADDITIONAL OBLIGOR]

By:
Name:
Title:

[1]	The Schedule to the Counterpart should include copies of all Schedules that identify collateral to be granted by the Additional Obligor.